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                                                                     EXHIBIT 7.1

                        SATELITES MEXICANOS, S.A. DE C.V.
         COMPUTATION OF EXCESS (DEFICIENCY) OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS OF US DOLLARS)

                                                          2002           2001           2000
                                                       ----------     ----------     ----------
EARNINGS:
Income (loss) before income taxes ................     $  (28,765)    $   (4,261)    $   72,213
Add: Interest expense ............................         37,789         55,917         66,635
                                                       ----------     ----------     ----------
  Earnings .......................................          9,024         51,656        138,848
                                                       ----------     ----------     ----------
FIXED CHARGES:
Interest expense .................................         37,789         55,917         66,635
Add: Capitalized interest ........................         14,243          3,465
                                                       ----------     ----------     ----------
  Fixed charges ..................................         52,032         59,382         66,635
                                                       ----------     ----------     ----------
Excess (deficiency) of earnings to fixed charges .     $  (43,008)    $  ( 7,726)    $   72,213
                                                       ==========     ==========     ==========